CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-40622) of The Manitowoc Company, Inc. of our report dated June 25, 2001, relating to the financial statements of The Manitowoc Company, Inc. Retirement Savings Plan, which appears in this Form 11-K.







PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 26, 2001































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